Exhibit 10.8

Norman T. Reynolds Law Firm, P.C.

Norman T. Reynolds	Three Riverway, Suite 1800
nreynolds@ntrlawfirm.com	Houston, Texas 77056
Skype: norman.t.reynolds	(713) 503-9411
www.ntrlawfirm.com	Telecopier (713) 456-2509
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June 19, 2014

Olde Monmouth Stock Transfer

200 Memorial Parkway

Atlantic Highlands, New Jersey 07716

Re: NYBD Holdings, Inc. and JMJ Financial; blanket conversion for up to 300,000,000 shares on June 18, 2014

Gentlemen:

On December 3, 2013, NYBD Holdings, Inc. (the “Issuer”) executed and delivered that certain Convertible Promissory Note (the “Note”) in the amount of $250,000.00 in favor of JMJ Financial, a non-affiliate of the Issuer (“JMJ Financial”). JMJ Financial has not been an affiliate of the Issuer within 90 days of the transaction described herein.

We have been advised that JMJ Financial desires to convert a portion of the Note. While the Note was in the original principal amount of $250,000.00, it was only partially funded on December 18, 2013, more than six months ago, in the amount of $15,000.00, plus pro-rated original issue discount and pro-rated interest in the amount of $5,010.67. Consequently, only $20,010.67 of the Note is convertible at this time. The amount of the Note to be converted is up to 300,000,000 shares of the common stock of the Issuer. Consequently, JMJ Financial is requesting the issuance of up to 300,000,000 shares of the common stock of the Issuer free of any restrictions. JMJ Financial will notify you when and the exact amount of the shares of the Issuer to be delivered at any given time.

The Note provides that at no time will JMJ Financial convert any amount of the Note into common stock of the Issuer that would result in JMJ Financial owning more than 4.99% of the common stock outstanding of the Issuer. As a result, at no time will JMJ Financial request the delivery of any shares of the common stock of the Issuer, if by the delivery of such shares, JMJ Financial would own more than 4.99% of the common stock outstanding of the Issuer at the time of such delivery.

Rule 144(d) promulgated under the Securities Act of 1933, as amended ("Rule 144") provides as follows:

"Holding period for restricted securities. If the securities sold are restricted securities, the following provisions apply:

"(1) General rule. (i) If the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquiror or any subsequent holder of those securities… .

"(iii) If the acquiror takes the securities by purchase, the holding period shall not begin until the full purchase price or other consideration is paid or given by the person acquiring the securities from the issuer or from an affiliate of the issuer. . . .

Olde Monmouth Stock Transfer

June 19,2014

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“(3) Determination of holding period. The following provisions shall apply for the purpose of determining the period securities have been held: .. . .

“(ii) Conversions and exchanges. If the securities sold were acquired from the issuer solely in exchange for the other securities of the same issuer, the newly acquired securities shall be deemed to have been acquired at the same time as the securities surrendered for conversion or exchange, even if the securities surrendered were not convertible or exchangeable by their terms.

“Note to §230.144(d)(3)(ii). If the surrendered securities originally did not provide for cashless conversion or exchange by their terms and the holder provided consideration, other than solely securities of the same issuer, in connection with the amendment of the surrendered securities to permit cashless conversion or exchange, then the newly acquired securities shall be deemed to have been acquired at the same time as such amendment to the surrendered securities, so long as, in the conversion or exchange, the securities sold were acquired from the issuer solely in exchange for other securities of the same issuer.”

The partial conversion of the Note by JMJ Financial will be “cashless” and will not require any further payment or other consideration by JMJ Financial.

More than six months have elapsed since JMJ Financial acquired the Note and partially funded the amount to be converted. Therefore, pursuant to Rule 144(d)(3)(ii), shares of the Issuer’s stock to be received in exchange for the partial conversion of the Note will be deemed to have been purchased when JMJ Financial received the Note and partially funded the amount to be converted on December 18, 2013, and have a holding period beginning on December 18, 2013, more than six months before any desired transfer of the shares.

According to the information supplied to us, the Issuer has never been and on the date of this letter and on the date of the execution of the Note, and for the last 12 months, was not a “shell company,” as defined by the Securities Exchange Act of 1934, as amended. In addition, the Issuer is, and has been for a period of at least 90 days immediately before the date of this letter, subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, and according to all information supplied to us, the Issuer is current in all of its filings required by the Exchange Act. However, even if the Issuer previously had been a “shell company” more than one year has elapsed from the date that the Issuer first filed “Form 10 information” with the Securities and Exchange Commission as described in Rule 144(i). Pursuant to Rule 144, certificates representing up to 300,000,000 shares may be issued free of any restrictions, and may be sold free of restriction in the manner provided by Rule 144.

We have relied in rendering this opinion as to matters of fact upon the representations of JMJ Financial and the Issuer. In our review of the documents presented to us by the Issuer and JMJ Financial and such other corporate documents we have deemed necessary, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, and the authenticity of all documents submitted.

This opinion may be relied upon by the Issuer, Olde Monmouth Stock Transfer, JMJ Financial’s broker and the clearing broker in connection with this transaction.

This opinion letter (i) has been furnished to you at your request, and we consider it to be a confidential communication which may not be furnished, reproduced, distributed, disclosed to anyone, or quoted from or referred to without our prior written consent, except to the registered holder, the registered holder’s broker, the issuing company, auditors, counsel, appropriate regulatory and governmental authorities, and to satisfy any and all court orders, and (ii) is rendered solely for your information and assistance and may not be relied upon by any other person or for any other purpose not stipulated above without our prior consent.